EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated January 25, 1995, except for Note 8, as to which the date is , in the Registration Statement (Form S-2 No. 33-91644) and the related Prospectus of Hardinge Brothers, Inc. for the registration of 2,291,500 shares of its common stock.

                                                             ERNST & YOUNG LLP

Syracuse, New York
(date)

The foregoing consent is in the form that will be signed upon completion of the capital account transactions described in Note 8 to the financial statements.
                                                             ERNST & YOUNG LLP
Syracuse, New York
May 9, 1995